Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-109495 and 333-143292) and Form S-8 (File Nos. 333-34156 and 333-122242) of our report, dated March 27, 2008, relating to the financial statements of deltathree, Inc. appearing in this Annual Report on Form 10-K of deltathree, Inc. for the year ended December 31, 2007.

/s/Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 31, 2008